UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 9, 2013

                NUTRANOMICS, INC.

(Exact name of registrant as specified in its charter)

                      Nevada

(State or Other Jurisdiction of Incorporation)

000-53551	98-0603540
(Commission File Number)	(IRS Employer Identification No.)

11487 South 700 East, Salt Lake City, UT	84020
(Address of Principal Executive Offices)	(Zip Code)

                      (801) 576-8350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On December 9, 2013, Nutranomics, Inc. (the “Company”) entered into an equity purchase agreement with Southridge Partners II, LP, a Delaware limited partnership (“Southridge”), whereby Southridge will purchase up to $10,000,000 of the Company’s common stock, to be registered in a Form S-1 registration statement (the “Shares”).  The agreement will have a two-year term unless sooner terminated because $10,000,000 of the Company’s common stock has already been sold to Southridge.

During the term, the Company will have the right to deliver a put notice (“Put Notice”) to Southridge requiring it to purchase a number of such Shares for a specific amount (the “Investment Amount”).  The purchase price for the Shares covered by the Put Notice shall be equal to 90% of the average of the lowest three (3) daily volume weighted average prices for the Company’s common stock for the ten (10) trading days immediately following clearing of the Estimated Put Shares (defined below) (such purchase price the “Put Purchase Price”).  The Company will deliver to Southridge, simultaneously with delivery of a Put Notice, a number of Shares equal to 125% of the Investment Amount divided by the closing price of the Company’s common stock on the day preceding the Put Notice date (the “Estimated Put Shares”).  The actual number of Shares purchased by Southridge for the Investment Amount shall then be calculated by dividing the Investment Amount by the Put Purchase Price.  Any excess Estimated Put Shares shall then be returned to the Company.

The number of Shares sold to Southridge at any time shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company’s common stock then outstanding.  Also as part of the equity purchase agreement, the Company issued a promissory note to Southridge for $50,000, with 0% interest.  This note matures on May 31, 2014 and is not convertible into common stock.  Finally, as part of the equity purchase agreement, Southridge is prohibited from executing any short sales of the Company’s common stock during the term of the equity purchase agreement.

On December 9, 2013, the Company also entered into a registration rights agreement with Southridge, requiring the Company to register, per the Securities Act of 1933, the Shares to be sold to Southridge.   The Company is required to prepare and file the registration statement for the Shares within 120 days of December 9, 2013.

The foregoing descriptions of the equity purchase agreement and registration rights agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to, and incorporated by reference in, this report.

Item 2.03 – Creation of a Direct Financial Obligation

On December 9, 2013, the Company issued the promissory note to Southridge as described above.

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1        Equity Purchase Agreement between Nutranomics, Inc. and Southridge Partners II, LP dated December 9, 2013

10.2        Registration Rights Agreement between Nutranomics, Inc. and Southridge Partners II, LP dated December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2013

NUTRANOMICS, INC.

By: /s/ Tracy K. Gibbs

Tracy K. Gibbs

Chief Executive Officer